                   AS FILED WITH THE SECURITIES AND EXCHANGE
                           COMMISSION ON MAY 9, 2000

                                                  Registration No. 333-_________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                         BARRETT RESOURCES CORPORATION
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


           Delaware                                       84-0832476
-------------------------------             ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)


1515 Arapahoe Street, Tower 3, Suite 1000, Denver, Colorado            80202
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                             (Zip Code)


                         BARRETT RESOURCES CORPORATION
                            2000 STOCK OPTION PLAN
--------------------------------------------------------------------------------
                          (Full titles of the plans)

                   Eugene A. Lang, Jr., Esq., Executive Vice
                         President and General Counsel
                         Barrett Resources Corporation
                   1515 Arapahoe Street, Tower 3, Suite 1000
                            Denver, Colorado 80202
--------------------------------------------------------------------------------
                    (Name and address of agent for service)

                                (303) 572-3900
--------------------------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                                   Copy to:

                            Alan L. Talesnick, Esq.
                            Francis B. Barron, Esq.
                               Patton Boggs LLP
                        1660 Lincoln Street, Suite 1900
                            Denver, Colorado 80264
                                (303) 830-1776


                        CALCULATION OF REGISTRATION FEE

 =======================================================================================================
 Title Of Securities        Amount To Be           Proposed           Proposed              Amount Of
 To Be Registered            Registered            Maximum            Maximum           Registration Fee
                                                Offering Price       Aggregate
                                                  Per Unit         Offering Price
--------------------------------------------------------------------------------------------------------
Common Stock,            600,000 shares (1)       $33.25 (2)        $19,950,000              $5,267
$.01 par value
========================================================================================================

(1) Consists of 600,000 shares issued or issuable pursuant to the Company's 2000 Stock Option Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 based upon the average of the high and low sales prices of the Company's common stock on the New York Stock Exchange on May 2, 2000 which is within five business days of the date of filing of this registration statement on May 9, 2000.

                                   THE PLAN

     This registration statement relates to 600,000 shares of common stock issuable upon the exercise of stock options that may be granted to key employees of the Company and its subsidiaries and others pursuant to the Company's 2000 Stock Option Plan (the "Plan"). The Plan was approved by our Board of Directors on February 25, 2000 and by our stockholders at the May 4, 2000 Annual Meeting Of Stockholders.

                          THIS REGISTRATION STATEMENT

     This registration statement relates to two separate prospectuses.

     Items 1 and 2 of this Part I, and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Form S-8, constitute the first prospectus relating to offers to our employees, consultants and others of up to 600,000 shares of common stock that may be issued pursuant to our Plan. Pursuant to the requirements of Form S-8 and Rule 428, we will deliver or cause to be delivered to plan participants any required information as specified by Rule 428(b)(1). The second prospectus, referred to as the reoffer prospectus, relates to the reoffer or resale of any shares which are deemed to be control securities or restricted securities under the Securities Act.

     Our Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974. Participants in either plan may obtain additional information regarding the plans by calling us at (303) 572-3900 or writing to us at Barrett Resources Corporation, Attention: Eugene A. Lang, Jr., Executive Vice President and General Counsel, 1515 Arapahoe Street, Tower 3, Suite 1000, Denver, Colorado 80202.

                                                              REOFFER PROSPECTUS


                         BARRETT RESOURCES CORPORATION
                        600,000 Shares Of Common Stock


     This prospectus relates to the transfer of up to 600,000 shares of common stock of Barrett Resources Corporation by the selling stockholders identified in this prospectus. The shares will be acquired by the selling stockholders upon exercise of options granted under our Plan.

     The selling stockholders may sell their shares at market prices prevailing at the time of transfer, prices related to the prevailing market prices, or negotiated prices. Brokerage fees or commissions may be paid by the selling stockholders in connection with sales of the shares.

     We will not receive any of the proceeds from the sale of the shares by the selling stockholders. However, we will receive proceeds from the exercise, if any, of options that have been or may be granted pursuant to our Plan.

     Our common stock is traded on the New York Stock Exchange under the symbol "BRR". On May 5, 2000, the closing price of the common stock was $35.75 per share.

     Investing in the common stock involves certain risks. See the "Risk Factors" section beginning on page 4.

     Neither the Securities And Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is May 9, 2000

                    ________________________________________

                               TABLE OF CONTENTS
                    ________________________________________


PROSPECTUS SUMMARY.............................................   2

RISK FACTORS...................................................   3

THE COMPANY....................................................   6

SELLING STOCKHOLDERS AND PLAN OF DISTRIBUTION..................   7

LEGAL MATTERS..................................................   8

EXPERTS........................................................   9

SECURITIES AND EXCHANGE COMMISSION ON CERTAIN INDEMNIFICATION..   9

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS AND
 CAUTIONARY STATEMENTS.........................................   9

WHERE YOU CAN FIND MORE INFORMATION............................  10

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE................  10

                              PROSPECTUS SUMMARY

     The following summary highlights information contained in this prospectus. You should read this entire prospectus carefully, including the "Risk Factors" section, and our periodic reports filed with the SEC that are incorporated by reference into this prospectus, prior to investing in the common stock.


The Company             We explore and produce natural gas and crude oil. Our
                        core areas of activity are located in the Rocky Mountain
                        Region of Colorado, Wyoming and Utah and the Mid-
                        Continent Region of Kansas and Oklahoma, and the Gulf of Mexico Region of offshore Texas and Louisiana.

The Offering            The selling stockholders may use this prospectus to sell
                        a total of 600,000 shares of common stock. The shares will be acquired by the selling stockholders upon the exercise of stock options granted pursuant to our Plan.

                        We will not receive any proceeds from the sale of common stock by the selling stockholders. However, we will receive proceeds from the exercise, if any, of options to purchase shares of common stock issued pursuant to our Plan.

Company Offices         Our offices are located at 1515 Arapahoe Street, Tower
                        3, Suite 1000, Denver, Colorado 80202, telephone number
                        (303) 572-3900.

                                 RISK FACTORS

     Prospective investors should carefully consider, together with the other information in this prospectus or incorporated by reference into this prospectus, the following factors that affect the Company.

Prices for natural gas and oil are highly volatile, which may have a negative effect on our operations.

     Our revenues, profitability and future rate of growth are dependent in part upon prevailing prices for natural gas and oil, which can be extremely volatile. In recent years, oil and natural gas prices have been depressed by excess total domestic and imported supplies, and we cannot predict that current price levels can be sustained. Prices also are affected by actions of state and local agencies, the United States and foreign governments, and international cartels. These external factors and the volatile nature of the energy markets make it difficult to estimate future prices of natural gas and oil. Any substantial or extended decline in the price of natural gas could materially affect our financial condition and operations, including reduced cash flow and borrowing capacity. All of these factors are beyond our control.

Our engagement in hedging activities may prevent us from realizing the benefits of price increases above the levels of the hedges.

     We engage in hedging activities with respect to some of our natural gas and oil production through a variety of financial arrangements designed to protect against price declines, including swaps. To the extent that we engage in such activities, we may be prevented from realizing the benefits of price increases above the levels of the hedges. Risks related to hedging activities include the risk that counterparties to hedge transactions will default on our obligations. We maintain a Risk Management Committee to oversee our production hedging and trading activities.

Our marketability of production can be seasonal.

     Sales of natural gas are seasonal in nature, leading to potential, substantial differences in cash flow at various times throughout the year. The marketability of our production depends in part upon the availability, proximity and capacity of natural gas gathering systems, pipelines and processing facilities. Federal and state regulation of natural gas and oil production and transportation, general economic conditions, changes in supply and changes in demand all could adversely affect our ability to produce and market our natural gas and oil. If market factors were to change dramatically, the financial impact on us could be substantial because we would incur expenses without receiving revenues from sales of production. For the year ended December 31, 1999, our reserve base were approximately 95% and 5% natural gas and oil, respectively, on an energy equivalent basis. As a result, our earnings and cash flow are more sensitive to fluctuations in the price of natural gas than to fluctuations in the price of oil.

Our use of the full cost method of accounting may lead to write-downs.

     We report our operations using the full cost method of accounting for natural gas and oil properties. Under full cost accounting rules, the net capitalized costs of natural gas and oil properties may not exceed a "ceiling" limit of the present value of estimated future net revenues from proved reserves, discounted at 10%, plus the lower of cost or fair market value of unproved properties. This rule requires calculating future revenues at unescalated prices in effect as of the end of each fiscal quarter and requires a write-down if the net capitalized costs of the natural gas and oil properties exceed the ceiling limit, even if price declines are temporary. Therefore, we will be required to write-down the carrying value of our natural gas and oil properties when natural gas and oil prices are depressed or unusually volatile. A ceiling limitation write-down is a one-time charge to earnings, which does not impact cash flow from operating activities.

Environmental-related liabilities could have a substantial affect on our financial position.

     Hazards such as environmental exposures, industrial accidents, and unusual or unexpected formations and other conditions could result in damage to or destruction of oil and natural gas properties or producing facilities. We may become subject to liability for environmental pollution or hazards that we cannot or choose not to insure due to high premium costs or other reasons. We carry liability insurance against some, but not all, of these risks in amounts that we believe to be reasonable.

Our foreign operations are subject to changes that are beyond our control.

     Our foreign operations are subject to expropriation of assets, governmental changes in applicable law, policies and contract terms, foreign government approvals, political instability, guerrilla activity, payment delays, and currency exchange and repatriation losses. All of these risks are inherent to our operations abroad and are beyond our control.

Natural gas trading activities are highly speculative.

     Natural gas trading activities involve a high degree of risk because of the inherent uncertainties associated with the natural gas trading process. These uncertainties include the lack of predictability in natural gas prices, risk of non-performance by other parties to trading agreements, market imperfections caused by regional price differentials, possible lack of liquidity in the trading markets and possible failure of physical delivery. Although the possibility of lower natural gas prices tends to add risk to our exploration and development activities, it is the possibility of unexpected price volatility that represents a primary risk for our natural gas trading activities. In addition, natural gas trading is highly competitive and we compete with several other companies, many of which have more experience, personnel and other resources available to them. However, we do not believe that any one competitor is dominant in the industry.

Engineers' estimates of reserves and future net revenues may not be precise.

     This prospectus incorporates by reference estimates of reserves and of future net revenues, which we prepared and which independent petroleum engineers have reviewed. However, petroleum engineering is not an exact science and involves estimates based on many variable and uncertain factors. Estimates of reserves and of future net revenues prepared by different petroleum engineers may vary substantially depending, in part, on the assumptions made by the engineers. Estimates of future reserves may be subject to adjustment either up or down in the future. The actual amounts of production, revenues, taxes, development expenditures, operating expenses, and quantities of recoverable natural gas and oil reserves to be encountered may vary substantially from the engineers' estimates. Estimates of reserves also are extremely sensitive to the market prices for natural gas and oil.

We are subject to government regulations and environmental risks.

     The production and sale of natural gas and oil are subject to a variety of federal, state and local government regulations. The regulations are subject to change from time to time in response to economic or political conditions. The regulations concern, among other matters, the prevention of waste, the discharge of materials into the environment, the conservation of natural gas and oil, pollution, permits for drilling operations, drilling bonds, reports concerning operations, the spacing of wells, the unitization and pooling of properties, and various other matters including taxes.

     Many jurisdictions have at various times imposed limitations on the production of natural gas and oil by restricting the rate of flow for natural gas and oil wells below their actual capacity to produce. In addition, many states have raised state taxes on energy sources and additional increases may occur, although there can be no certainty of the effect that increases in state energy taxes would have on natural gas and oil prices. Although we believe we are in substantial compliance with applicable environmental and other government laws and regulations and to date this compliance has not had a material adverse effect on our earnings or competitive position, we cannot predict that significant costs for compliance will not be incurred in the future. Compliance with environmental laws, including the preparation of environmental assessments and impact statements, can delay drilling activity, thus potentially reducing revenue and cash flow.

                                  THE COMPANY

     We explore for and produce natural gas and crude oil. Our core areas of activity are in the Rocky Mountain Region of Colorado, Wyoming and Utah and the Mid-Continent Region of Kansas and Oklahoma.

     We concentrate our activities in core areas in which we have accumulated detailed geologic knowledge and developed significant management expertise. We continue to build on our interests in the Piceance Basin in northwestern Colorado, the Wind River Basin in Wyoming, and the Powder River Basin of northeastern Wyoming. We also have significant interests in the Hugoton Embayment in southwestern Kansas, the Niobrara play in northeastern Colorado and the Anadarko Basin in Oklahoma. At December 31, 1999, these principal areas of focus represented approximately 90% of our estimated proved reserves.

     As of December 31, 1999, we owned an interest in 3,448 wells, of which 2,600 were producing. Of these producing wells, 1,774 were operated by us. These operated wells contributed approximately 81% of our natural gas and oil production for the year ended December 31, 1999. We also own and operate a natural gas gathering system, a 27-mile pipeline and a natural gas processing plant in the Piceance Basin.

     We market all of our own natural gas and oil production from wells that we operate. In addition, we engage in natural gas trading activities, which involve purchasing natural gas from third parties and selling natural gas to other parties at prices and volumes that we anticipate will result in profits. Through these natural gas trading activities, we obtain knowledge and information that enables us to more effectively market our own production.

     Our main corporate office is located at 1515 Arapahoe Street, Tower 3, Suite 1000, Denver, Colorado 80202. Our telephone number is (303) 572-3900.

                 SELLING STOCKHOLDERS AND PLAN OF DISTRIBUTION

     We are registering the transfer, on behalf of the selling stockholders, of up to 600,000 shares of common stock that may be issued by the selling stockholders when they exercise their options to purchase common stock. These options may be granted pursuant to the Plan. The selling stockholders consist of our executive officers.

     The selling stockholders may transfer the common stock at those prices that they are able to obtain in the market or as otherwise negotiated. In addition, the selling stockholders may transfer the shares in exchange for consideration other than cash, or for no consideration, as determined by the selling stockholders in their sole discretion. This prospectus may be used by the selling stockholders to transfer shares of the common stock to affiliates of the selling stockholders. Additionally, agents, brokers or dealers or other lenders may acquire shares or interests in shares as a pledgee and may, from time to time, effect distributions of the shares or interests in that capacity. We will receive no proceeds from the sale of common stock by the selling stockholders.

     It is anticipated that the selling stockholders will offer the shares in direct sales to private persons and in open market transactions. The selling stockholders may offer the shares to or through registered broker-dealers who will be paid standard commissions or discounts by the selling stockholders. The selling stockholders informed us that they do have any arrangements or agreements with any underwriters or broker/dealers to sell the shares, and intend to contact various broker/dealers to identify prospective purchasers. Additionally, agents, brokers or dealers may acquire shares or interests in shares as a pledgee and may, from time to time, effect distributions of the shares or interests in such capacity.

     The following table sets forth the name and position of our executive officers, each of whom is a prospective selling stockholder. No options have been granted to our executive officers under the Plan. At such time that options are granted to the executive officers, we intend to supplement this prospectus to include the number of shares of common stock owned as of the date of the prospectus supplement, including shares which may be acquired pursuant to the exercise of outstanding options; and the number of shares and the percentage of all outstanding shares owned assuming the sale of all the shares covered by the prospectus supplement.

                                                                                       After Offering
                                                                                       --------------
                                                     Number Of       Number Of
                                                       Shares          Shares
                                                    Owned Prior      Covered By    Number Of
Name                      Position                  To Offering    Prospectus(1)     Shares       Percent
----                      --------                  -----------    -------------   ---------      -------
Joseph P. Barrett       Senior Vice President -
                        Land

Peter A. Dea            Chief Executive
                        Officer, Chairman of
                        the Board and director

Bryan G. Hassler        Senior Vice President -
                        Marketing

Robert W. Howard        Senior Vice
                        President-Investor
                        Relations and Corporate
                        Development; and
                        Treasurer

J. Frank Keller         Chief Financial
                        Officer; Executive Vice
                        President; and director

Eugene A. Lang, Jr.     Executive Vice
                        President-General
                        Counsel; and Secretary

Logan Magruder III      Vice President -
                        Operations

Steven G. Natali        Vice President -
                        Exploration
                        Chief Operating Officer

____________________

*    Less than one percent.

(1) Consists of all shares that have been or may be acquired by certain affiliates of the Company upon exercise of options issued under the Plan, including options that are not currently exercisable.

                                 LEGAL MATTERS

     Patton Boggs LLP, Denver, Colorado, has acted as our counsel in connection with this offering, including the validity of shares that may be offered in this prospectus. Attorneys employed by this law firm beneficially own approximately 14,500 shares of our common stock.

                                    EXPERTS

     The consolidated financial statements of Barrett Resources Corporation incorporated by reference in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

     The information incorporated by reference in this prospectus regarding the total proved reserves of the Company was prepared by the Company. A portion was reviewed by Ryder Scott Company, L.P. and the remaining portion was reviewed by Netherland, Sewell & Associates, Inc., as stated in their respective letter reports. The reserve information included in the Company's Annual Report on Form 10-K is incorporated by reference into this prospectus in reliance upon the authority of those firms as experts with respect to the matters covered by their reports and the giving of their reports.

                      SECURITIES AND EXCHANGE COMMISSION
                      POSITION ON CERTAIN INDEMNIFICATION

     Pursuant to Delaware law, our Board Of Directors has the power to indemnify officers and directors, present and former, for expenses incurred by them in connection with any proceeding they are involved in by reason of their being or having been an officer or director. The person being indemnified must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests. Our Bylaws grant this indemnification to our officers and directors.

     To the extent that indemnification for liability arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable.


              DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS AND
                             CAUTIONARY STATEMENTS

     This prospectus includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact included in or incorporated by reference into this prospectus, including without limitation the statements under "Prospectus Summary" and "Risk Factors", regarding our financial position, business strategy, plans and objectives for future operations and capital expenditures, are forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements and the assumptions upon which the forward-looking statements are based are reasonable, we can give no assurance that the expectations will prove to have been correct.

     Additional statements concerning important factors that could cause actual results to differ materially from our expectations ("Cautionary Statements") are disclosed in the "Risk Factors" section and elsewhere in this prospectus. All written and oral forward-looking statements attributable to us or persons acting on our behalf subsequent to the date of this prospectus are expressly qualified in their entirety by the Cautionary Statements.

                      WHERE YOU CAN FIND MORE INFORMATION

     This prospectus is part of a registration statement on Form S-8 we filed with the Commission under the Securities Act. This prospectus does not contain all the information included in the registration statement and exhibits to the registration statement. Statements included in this prospectus concerning the content of any contract or other document referred to are not necessarily complete. For further information, please review the registration statement and to the exhibits and schedules filed with the registration statement. In each instance where a statement contained in this prospectus regards the contents of any contract or other document filed as an exhibit to the registration statement, you should review the copy of that contract or other document filed as an exhibit to the registration statement for complete information. Those statements are qualified in all respects by this reference.

     We are subject to the periodic reporting and other informational requirements of the Exchange Act. The reports and other information that we file with the SEC can be read and copied at the Public Reference Room maintained by the SEC at the following addresses:

     .  450 Fifth Street, N.W., Washington, D.C. 20549, Room 1024
     . 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 . 7 World Trade Center, New York, New York 10048

     Copies of these materials also can be obtained at prescribed rates by writing to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information concerning the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, materials we file electronically with the SEC are available at the SEC's Internet web site at http://www.sec.gov.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" the information we file with them, which means: incorporated documents are considered part of this prospectus; we can disclose important information to you by referring to those documents; and information we file with the Securities And Exchange Commission will automatically update and supersede this incorporated information.

     We incorporate by reference the documents listed below, which were filed with the Commission under the Exchange Act:

     .  Our Annual Report on Form 10-K for the year ended December 31, 1999;

     . The description of our common stock contained in our registration statement on Form 8-A as filed with the Commission on October 27, 1994; and

     . Any reports filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering made under this prospectus.

     We will provide without charge to each person to whom a copy of this prospectus has been delivered, upon request, a copy of any or all of the documents referred to above that have been or may be incorporated in this prospectus by reference. Requests for such copies should be directed to Eugene
A. Lang, Jr., Executive Vice President, Barrett Resources Corporation, 1515 Arapahoe Street, Tower 3, Suite 1000, Denver, Colorado 80202, (303) 572-3900.

                                   * * * * *

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation Of Documents By Reference.
------------------------------------------------

     The documents listed in (a) through (d) below are incorporated by reference in the registration statement. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of the filing of such documents.

     (a)  Our Annual Report on Form 10-K for the year ended December 31, 1999;

     (b) The description of our common stock contained in our registration statement on Form 8-A as filed with the Commission on October 27, 1994; and

     (c) Any reports filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering made under this prospectus.

Item 4.  Description Of Securities.
----------------------------------

     Not Applicable.

Item 5.  Interest Of Named Experts And Counsel.
----------------------------------------------

     Patton Boggs LLP, Denver, Colorado, has acted as our counsel in connection with this registration statement. Attorneys employed by this law firm beneficially own approximately 14,500 shares of our common stock.

Item 6.  Indemnification Of Officers And Directors.
--------------------------------------------------

     The provisions of the General Corporation Law of Delaware provide for the indemnification of the directors and officers of the Company. These provisions generally permit indemnification of directors and officers against costs, liabilities and expenses of any threatened, pending or completed action, suite or proceeding that any such person may incur by reason of serving in such positions if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such persona had been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Any determination that indemnification of a director or an officer, unless ordered by the court, must be made by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than quorum; or if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or by the stockholders.

     In addition to the general indemnification section, Delaware law provides further protection for directors under Section 102(b)(7) of the General Corporation Law of Delaware. This section was enacted in June 1986 and allows a Delaware corporation to include in its Certificate Of Incorporation a provision that eliminates and limits personal liability of a director for monetary damages for breaches of the director's fiduciary duty of care, provided that any such provision does not (in the words of the statute) do any of the following:

     "eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of this Title [dealing with willful or negligent violation of the statutory provision concerning dividends, stock purchases and redemptions], or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. . ."

     The Board of Directors is empowered to make other indemnification as authorized by the Certificate Of Incorporation, Bylaws or corporate resolution so long as the indemnification is consistent with the Delaware General Corporation Law. Under the Company's Bylaws, the Company is required to indemnify its directors to the full extent permitted by the Delaware General Corporation Law, common law and any other statutory provision.

     The Company also maintains directors and officers insurance that provides protection for directors and officers of the Company against personal liability for wrongful acts, including protection for certain matters for which the Company may not provide indemnification, such as stockholder derivative actions.

Item 7.  Exemption From Registration Claimed.
--------------------------------------------

     Not Applicable.

Item 8.  Exhibits.
-----------------

     4.1 2000 Stock Option Plan (incorporated by reference from Appendix I to the Company's Proxy Statement dated March 29, 2000).
     5.1   Opinion of Patton Boggs LLP regarding legality.
     23.1  Consent of Arthur Andersen LLP.
     23.2  Consent of Patton Boggs LLP (included in Exhibit 5.1).
     23.3  Consent of Ryder Scott Company, L.P.
     23.4  Consent of Netherland, Sewell & Associates, Inc.

Item 9.  Undertakings.
---------------------

(a)  The undersigned hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

         (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act and are incorporated by reference to the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Denver, State of Colorado, on the 8th day of May, 2000.

                                        BARRETT RESOURCES CORPORATION


                                        By:/s/ Peter A. Dea
                                           -------------------------------------
                                           Peter A. Dea, Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of the Registrant, by virtue of their signatures to this to the registration statement appearing below, hereby constitute and appoint Peter A. Dea or John F. Keller and each or either of them, with full power of substitution, as attorneys-in-fact in their names, place and stead to execute any and all amendments to this registration statement in the capacities set forth opposite their name and hereby ratify all that said attorneys-in-fact and each of them or his substitutes may do by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                          Title                                  Date
---------                          -----                                  ----

 /s/ C. Robert Buford              Director                               May 4, 2000
------------------------------
C. Robert Buford

 /s/ Derrill Cody                  Director                               May 4, 2000
------------------------------
Derrill Cody

 /s/ Peter A. Dea                  Chief Executive Officer, Chairman Of
------------------------------     The Board and Director                 May 8, 2000
Peter A. Dea

 /s/ James M. Fitzgibbons          Director                               May 4, 2000
------------------------------
James M. Fitzgibbons

 /s/ Hennie L.J.M. Gieskes         Director                               May 4, 2000
------------------------------
Hennie L.J.M. Gieskes

 /s/ William W. Grant, III         Director                               May 4, 2000
------------------------------
William W. Grant, III


 /s/ John F. Keller                Executive Vice President and Chief     May 8, 2000
------------------------------     Financial Officer (Principal
John F. Keller                     Financial Officer)


/s/ Philippe S.E. Schreiber        Director                               May 4, 2000
------------------------------
Philippe S.E. Schreiber

                                 Exhibit Index


     4.1 2000 Stock Option Plan (incorporated by reference from Appendix I to the Company's Proxy Statement dated March 29, 2000).

     5.1      Opinion of Patton Boggs LLP regarding legality.

     23.1     Consent of Arthur Andersen LLP.

     23.2     Consent of Patton Boggs LLP (included in Exhibit 5.1).

     23.3     Consent of Ryder Scott Company, L.P.

     23.4     Consent of Netherland, Sewell & Associates, Inc.